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                    GUIDELINES FOR CERTIFICATION OF TAXPAYER
                  IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

         GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security Numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                 FOR THIS TYPE OF ACCOUNT:                                  GIVE THE NAME AND SOCIAL SECURITY NUMBER OF --

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
1. An individual's account                                                The individual
2. Two or more individuals (joint account)                                The actual owner of the account or, if combined funds,
                                                                          any one of the individuals (1)
3. Husband and wife (joint account)                                       The actual owner of the account or, if joint funds,
                                                                          either person (1)
4. Custodian account of a minor (Uniform Gift to Minors Act)              The minor (2)
5. Adult and minor (joint account)                                        The adult or, if the minor is the only contributor, the
                                                                          minor (1)
6. Account in the name of guardian or committee for a  designated         The ward, minor, or incompetent person (3)
   ward, minor, or incompetent person
7. a)  The usual revocable savings trust account (grantor is also         The grantor-trustee (1)
       trustee)
   b)  So-called trust account that is not a legal or valid trust         The actual owner (1)
       under State law
8. Sole proprietorship account                                            The owner (4)
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                 FOR THIS TYPE OF ACCOUNT:                                 GIVE THE EMPLOYER IDENTIFICATION NUMBER OF --

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
9.   A valid trust, estate or pension trust                               The legal entity (do not furnish the identification
                                                                          number of the personal representative or trustee unless
                                                                          the legal entity itself is not designated in the
                                                                          account title (5)).
10. Corporate account                                                     The corporation
11. Religious, charitable, or educational organization                    The organization
12. Partnership account held in the name of the business                  The partnership
13. Association, club, or other tax-exempt organization                   The organization
14. A broker or registered nominee                                        The broker or nominee
15. Account with the Department of Agriculture in the name of a           The public entity
    public entity (such as a state or local government, school district, or prison) that receives agricultural program payments

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(1) List first and circle the name of the person whose number you furnish.

(2) Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the name of the owner.

(5) List first and circle the name of the legal trust, estate, or pension trust.

NOTE:If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.

     OBTAINING A NUMBER. -- If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.
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     PAYEES EXEMPT FROM BACKUP WITHHOLDING. -- Payees specifically exempted from backup withholding on ALL payments include the following (Section references are to the Internal Revenue Code of 1986, as amended (the "Code"):

         -        A corporation.

         -        A financial institution.

         - An organization exempt from tax under Section 501(a) of the Code or an individual retirement plan.

         -        The United States or any agency or instrumentality thereof.

         - A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

         - A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

         - An international organization or any agency, or instrumentality thereof.

         - A registered dealer in securities or commodities registered in the United States or a possession of the United States.

         - A futures commission merchant registered with the Commodity Futures Trading Commission.

         -        A real estate investment trust.

         - A common trust fund operated by a bank under Section 584(a) of the Code.

         - An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1) of the Code.

         - An entity registered at all times under the Investment Company Act of 1940.

         -        A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

         -        Payments to nonresident aliens subject to withholding under
                  Section 1441 of the Code.

         - Payments to partnerships not engaged in a trade or business in the United States and which have at least one non-resident partner.

         - Payments of patronage dividends where the amount received is not paid in money.

         -        Payments made by certain foreign organizations.


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         -        Payments made to an appropriate nominee.  Payments of
                  interest not generally subject to backup withholding include the following:

         -        Payments of interest on obligations issued by individuals.
                  Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

         - Payments of tax-exempt interest (including the exempt-interest dividends under Section 852 of the Code).

         - Payments described in Section 6049(b)(5) of the Code to non-resident aliens.

         - Payments on tax-free covenant bonds under Section 1451 of the Code.

         -        Payments made by certain foreign organizations.

         -        Payments made to an appropriate nominee.

Exempt payees described above should file the Substitute Form W-9 enclosed herewith to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

         Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see the regulations under sections 6041, 6041A(a), 6045, 6042, 6044, 6045, 6049, 6050A and 6050N of the Code and their regulations.

         PRIVACY ACT NOTICE. -- Section 6109 of the Code requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

         PENALTIES:

1. PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

2. FAILURE TO REPORT CERTAIN DIVIDEND AND INTEREST PAYMENTS. -- If you fail to include any portion of an includible payment for interest, dividends, or patronage dividends in gross income, such failure will be treated as being due to negligence and will be subject to a penalty of 5% on any portion of an under-payment attributable to that failure unless there is clear and convincing evidence to the contrary.


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3.       CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If
         you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

4. CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Falsifying certifications or affirmations may subject you to criminal penalties including fines and or imprisonment.

             FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT
                        OR THE INTERNAL REVENUE SERVICE


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